Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6 TO CREDIT AGREEMENT
This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 10, 2018, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, and, for purposes of Sections 1, 2, 4, 7, 8 and 10 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 11, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 10, 2016, Amendment No. 2 to Credit Agreement, dated as of February 24, 2017, Amendment No. 3 to Credit Agreement, dated as of August 9, 2017, Amendment No. 4 to Credit Agreement, dated as of September 20, 2017, and Amendment No. 5 to Credit Agreement, dated as of March 1, 2018 (“Amendment No. 5”), and from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby)), pursuant to which the Lenders have provided a revolving credit facility to the Borrower;
WHEREAS, each Loan Party hereby acknowledges and confirms that the non-compliance events on Exhibit A hereto (referred to as the “Non-Compliance Events”) are anticipated to occur;

    WHEREAS, the Borrower and the other Loan Parties have requested that the Administrative Agent and the Lenders waive the Non-Compliance Events on a limited basis (except as provided in Section 3(a) herein) from the date hereof until the occurrence of a Waiver Termination Event, as such term is defined in Section 3 herein and subject to the last paragraph thereof (the “Waiver Period”);

WHEREAS,  solely with respect to the Non-Compliance Events, the Administrative Agent and the Lenders have agreed to waive the Non-Compliance Events in accordance with the terms and conditions set forth herein;

WHEREAS, the Administrative Agent’s and the Lenders’ actions in entering into this Amendment are without prejudice to the rights of any of the Administrative Agent and the other Secured Parties to pursue any and all remedies under the Loan Documents, pursuant to applicable law or in equity available to any of them in their sole discretion upon the termination (whether upon expiration thereof or otherwise) of the Waiver Period;

WHEREAS, identification of the Non-Compliance Events in this Amendment does not constitute an agreement by the Administrative Agent, the Lenders and/or any of the other Secured Parties that there are no other Defaults or Events of Default currently existing or anticipated under the Credit Agreement or the other Loan Documents, and the Administrative Agent and the other Secured Parties have reserved all rights and remedies with respect to any such Defaults or Events of Default; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Initial Amendments to the Credit Agreement.

The Credit Agreement is, effective as of the Amendment No. 6 Effective Date (as defined below), hereby amended as follows:

(a)	Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:
“Amendment No. 6” means that certain Amendment No. 6, dated as of the date of the Amendment No. 6 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 6 Effective Date” means April 10, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 6 were satisfied.
“China JV” means the equity interests in Babcock & Wilcox Beijing Co., Ltd.
“Discharge of Second Priority Obligations” has the meaning specified in the Intercreditor Agreement.
“Foreign Security Provider” means the Foreign Subsidiaries identified by the Administrative Agent from time to time in consultation with the Borrower, which Foreign Subsidiaries may be located in the following jurisdictions: (i) Canada, (ii) Germany, (iii) the United Kingdom, (iv) Sweden, (v) Mexico and (vi) any other jurisdiction with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed (provided that SPIG S.p.A. and its Subsidiaries, Babcock & Wilcox Vølund, A/S and its Subsidiaries, Babcock & Wilcox Loibl GmbH and Diamond Power Specialty Limited shall not be required to become Foreign Security Providers).
“Project Top Hat” means the Asset Sale consummated pursuant to the Asset Purchase Agreement, in substantially the form provided to the Administrative Agent on March 8, 2018, between Cemtek Environmental Incorporated and The Babcock & Wilcox Company.

(b)
The definition of “Commitment Reduction Amount” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Commitment Reduction Amount” means (a) with respect to any reduction of the Revolving Credit Facility required by Section 2.06(b) related to a Prepayment Event under clause (a) of the definition thereof, the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment (including any amount that may be retained by the Borrower pursuant to Section 2.05(~~d~~b(iv)), provided that (i) the Net Cash Proceeds received from the China JV sale and (ii) the Net Cash Proceeds received after the Amendment No. 6 Effective Date in connection with Prepayment Events on account of Recovery Events shall be excluded from “Commitment Reduction Amount,” and (b) with respect to each Commitment Reduction Event, an amount equal to 50% of the aggregate principal amount of the incurrence of Indebtedness giving rise to such Commitment Reduction Event.

(c)
The definition of “Equity Backstop Commitment Letter” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

“Equity Backstop Commitment Letter” means ~~shall mean~~, each, as amended and restated as of the Amendment No. 6 Effective Date, (a) that certain letter regarding the equity financing commitment, ~~dated as of the Amendment No. 5 Effective Date,~~ between Vintage Capital Management, LLC and B. Riley Financial, Inc. and (b) that certain letter regarding the equity financing commitment, ~~dated as of the Amendment No. 5 Effective Date,~~ between the Borrower and Vintage Capital Management, LLC.

(d)
The definition of “Prepayment Event” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Prepayment Event” means:

(a) (i) any Asset Sale (other than an Asset Sale permitted by any of Section 7.04(a), (b), (c), (e), (f), (g), (h), (j), (k) ~~or~~, (l) or (n)), (ii) any sale and leaseback transaction (whether or not permitted by Section 7.13) resulting in Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions or (iii) any Recovery Event; or

(b) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 7.01.

(e)
The definition of “Recapitalization Transaction” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Recapitalization Transaction” means, prior to ~~the later of (x) April 15,~~ May 22, 2018, ~~(y) the earlier of (I) 20 days after the SEC declares effective the Borrower’s Registration Statement on Form S-3 (including any post-effective amendment thereto required by law) and (II) May 1, 2018, the use of~~ (i) the Borrower’s receipt of net cash proceeds of at least $~~180,000,000~~240,000,000 from the issuance of Stock (other than Disqualified Stock) of the Borrower in accordance with the terms and conditions of the Equity Backstop Commitment Letter and the rights offering described therein and (ii) the use of such proceeds to ~~and (ii) unrestricted cash of the Borrower and its Subsidiaries to repay the Indebtedness under the Second Lien Credit Agreement and~~ immediately effect a Discharge of Second Priority Obligations, with the remainder to be retained by the Borrower and its Subsidiaries for working capital purposes ~~(as defined in the Intercreditor Agreement)~~.

(f)	The definition of “Recovery Event” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:

“Recovery Event” ~~shall mean~~ means any settlement of or payment in respect of any property or casualty insurance claim or professional liability insurance claims (other than to the extent reflected in the Borrower’s financial statements prior to the Amendment No. 6 Effective Date) or any taking or condemnation proceeding relating to any asset of the Borrower or any Subsidiary resulting in aggregate Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions.

(g)	Clause (b)(i) of Section 2.05 (Prepayments) of the Credit Agreement shall be amended by deleting the text stricken below to read in its entirety as follows:

(i) In the event, and on each occasion, that any Net Cash Proceeds are received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Cash Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”, on or before the next succeeding Business Day following the occurrence of such Prepayment Event), prepay Revolving Credit Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds (such mandatory prepayments to be applied as set forth in clause (ii) below)~~; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, so long as no Default shall have occurred and be continuing and notice of the intent to utilize the reinvestment provisions of this proviso is provided to the Administrative Agent prior to the date such prepayment would otherwise be required to be made, if the Borrower and/or any of its Subsidiaries invests (or commits to invest) the Net Cash Proceeds from such event (or a portion thereof) within 365 days after receipt of such Net Cash Proceeds in assets used or useful in the business of the Borrower and its Subsidiaries, then no prepayment shall be required pursuant to this paragraph in respect of such Net Cash Proceeds from such Prepayment Event (or the applicable portion of such Net Cash Proceeds, if applicable, with any balance required to be utilized to prepay the Loans in accordance with this provision) except to the extent of any such Net Cash Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 365-day period (or if committed to be so invested within such 365-day period, have not been so invested within 18 months after the date of receipt of such Net Cash Proceeds), at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so invested~~.

(h)	Clause (b)(v) of Section 2.05 (Prepayments) of the Credit Agreement shall be amended by deleting the text stricken below to read in its entirety as follows:

(v) Notwithstanding anything to the contrary contained in any other provision of this Section 2.05(b), to the extent any mandatory prepayment required pursuant to Section 2.05(b)(i) (without giving effect to this Section 2.05(b)(v)) is attributable to a Prepayment Event by a Foreign Subsidiary of the Borrower or an Excluded Domestic Subsidiary, no such prepayment (or a portion thereof) shall be required to be made if ~~either (A)~~ such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) shall, at the time it is required to be made, be prohibited by applicable Requirement of Law (including by reason of financial assistance, corporate benefit, restrictions on upstreaming or transfer of cash intra group and the fiduciary and statutory duties of the directors of relevant Subsidiaries), provided that the Borrower and its Subsidiaries shall make commercially reasonable efforts with respect to such Requirement of Law to permit such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) in accordance therewith (it being understood that such efforts shall not require (x) any expenditure in excess of a nominal amount of funds or (y) modifications to the organizational or tax structure of the Borrower and its Subsidiaries to permit such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment))~~, or (B) a Restricted Payment or other distribution is reasonably necessary (notwithstanding the Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other distribution) in connection with such prepayment (or portion thereof) and the Borrower determines in good faith that the Borrower or any Subsidiary would incur a material liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution (outside of any taxes applicable to such Prepayment Event that both (x) are deducted in calculating the Net Cash Proceeds thereof and (y) would be incurred even if no such Restricted Payment or other distribution were made)~~. Notwithstanding anything in the preceding sentence to the contrary, in the event the limitations or restrictions described therein cease to apply to any prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) required under Section 2.05(b)(i), the Borrower shall make such prepayment in an amount equal to the lesser of (x) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (y) the amount of cash and Cash Equivalents on hand at such time, in each case, less the amount by which the Net Cash Proceeds from the Prepayment Event were previously used for the permanent repayment of Indebtedness (including any reductions in commitments related thereto).

(i)	Article VI (Affirmative Covenants) shall be amended to insert the following as a new affirmative covenant:

6.36    Foreign Collateral; Pledges of Stock and Stock Equivalents. As soon as commercially reasonable, the Borrower shall cause, (i) upon the request of the Administrative Agent, each Foreign Security Provider subject to such a request to execute a Joinder Agreement to the Guaranty or other guaranty or equivalent documentation satisfactory to the Administrative Agent and provide, pursuant to security documentation satisfactory to the Administrative Agent, a security interest in substantially all of its assets (subject to exceptions to be agreed between the Borrower and the Administrative Agent) and (ii) each Foreign Subsidiary identified by the Administrative Agent from time to time, in consultation with the Borrower, to grant a security interest to the Administrative Agent in proceeds with respect to insurance policies and deliver other related customary documentation in the applicable jurisdiction and (b) each Loan Party to provide a pledge of 100%

of the Stock and Stock Equivalents in each Wholly-Owned Subsidiary to the Administrative Agent to the extent not previously pledged prior to the Amendment No. 6 Effective Date, together with, in each case, such customary legal opinions as may be reasonably requested by the Administrative Agent.

(j)	Section 7.04 (Asset Sales) of the Credit Agreement shall be amended by:

(i)	deleting the word “and” after current clause (l) thereof;

(ii)	deleting the period and inserting “;” after current clause (m) thereof;

(iii)	inserting new clause (n) to read in its entirety as follows:

(n)    any Asset Sale of (i) Project Top Hat and (ii) the China JV.

(k)	Article X (Miscellaneous) shall be amended to insert the following as a new Section:

10.20    Parallel Debt.
(a)    For the purpose of this Section 10.20, “Corresponding Obligations” means each Loan Party’s Obligations other than the Parallel Debt.

(b)    Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, acting on its own behalf and not as agent for any person, an amount equal to the Corresponding Obligations (such payment undertakings by each Loan Party to the Administrative Agent, hereinafter referred to as the “Parallel Debt”).

(c)    The Parallel Debt will become due and payable in the currency or currencies of the Corresponding Obligations as and when one or more of the Corresponding Obligations become due and payable.

(d)    Each of the parties to this Agreement hereby acknowledges that: (i) the Parallel Debt constitutes an undertaking, obligation and liability of each Loan Party to the Administrative Agent which is transferable and separate and independent from, and without prejudice to, the Corresponding Obligations; (ii) the Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt from each Loan Party and (iii) the Liens granted under the Loan Documents to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt and shall not be held in trust, it being understood, that the amount which may become payable by each Loan Party under or pursuant to the Parallel Debt from time to time shall never exceed the aggregate amount which is payable under the relevant Corresponding Obligations from time to time.

(e)    For the purpose of this Section 10.20 the Administrative Agent acts in its own name and on behalf of itself (for the benefit of the Secured Parties and each subsequent maker of any Loan by its making thereof) and not as agent or representative of any of the Secured Parties and each subsequent maker of any Loan by its making thereof.

(f)    To the extent the Administrative Agent irrevocably receives any amount in payment of the Parallel Debt (the “Received Amount”), the Corresponding Obligations shall be reduced by an aggregate amount (the “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received as a payment of the Corresponding Obligations. For the avoidance of doubt, to the extent the Administrative Agent irrevocably receives any amount in payment of the Corresponding Obligations, the Parallel Debt shall be reduced accordingly as if such payment was received as a payment of the Parallel Debt. All amounts received or recovered by the Administrative Agent from or by the enforcement of any security interest granted to secure the Parallel Debt, shall be applied in accordance with this Agreement. Without limiting or affecting the Administrative Agent’s rights against the Loan Parties (whether under this Section 10.20 or under any other provisions of the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement) each Loan Party acknowledges that (i) nothing in this Section 10.20 shall impose any obligation on the Administrative Agent to advance any sum to any Loan Party or otherwise under any Loan Document or any Secured Cash Management Agreement or Secured Hedge Agreement, except in its capacity as Lender, Cash Management Bank or Hedge Bank and (ii) for the purpose of any vote taken under any Loan Document or any Secured Cash Management Agreement or Secured Hedge Agreement, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender, Cash Management Bank or Hedge Bank.

2.	Subsequent Amendments to the Credit Agreement.

The Credit Agreement is, effective immediately after the consummation of the Recapitalization Transaction, amended as follows:

(a)
Clause (b)(vii) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(vii)~~(x)~~(A) for any period that includes the fiscal quarter ended December 31, 2016, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $98,100,000, ~~(y)~~(B) for any period that includes the fiscal quarter ended June 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $115,200,000, ~~(z)~~(C) for any period that includes the fiscal quarter ended September 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $30,100,000, ~~and (aa)~~(D) for any period that includes the fiscal quarter ended December 31, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $38,700,000, and (E) for any period that includes the fiscal quarter ended March 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $51,100,000;

(b)	Clause (b)(xi) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
(xi)     (x) fees and expenses paid in connection with or pursuant to Amendment No. 5 and Amendment No. 6 to the extent disclosed in writing to the Administrative Agent and in an amount not to exceed $11,000,000, (y) fees and expenses of the Administrative Agent’s advisors, including FTI and Freshfields Bruckhaus Deringer US LLP and (z) any loss, charge, expense or other items that are payments of Obligations under the Second Lien Credit Agreement (as defined in the Second Lien Credit Agreement),

(c)	Clause (b) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended as follows:

(i)	deleting the word “and” after current clause (x) thereof; and

(ii)	inserting “and” after current clause (xi) thereof;

(iii)	inserting new clause (xii) to read in its entirety as follows:

(xii)     for any period that includes the Fiscal Quarter ended March 31, 2018, any amounts, to the extent not already included in Consolidated Net Income for such Fiscal Quarter and disclosed to the Administrative Agent or its advisors prior to April 5, 2018, anticipated to be received on account of contractual bonuses and liquidated damages relief in an amount not to exceed $20,000,000 for such Fiscal Quarter,

; and

(iv)	amending the proviso at the end of clause (b) by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

provided, that, to the extent that all or any portion of the income or gains of any Person is deducted pursuant to any of the clauses (c)(iv) and (v) below for a given period, any amounts set forth in any of the preceding clauses (b)(i) through (b)(~~x~~xii) that are attributable to such Person shall not be included for purposes of this clause (b) for such period;

(d)	Clause (c) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended as follows:

(i)	deleting the word “and” after current clause (vi) thereof; and

a.	deleting the period and inserting “, and” after current clause (vii) thereof; and

b.	inserting the new clause (viii) to read in its entirety as follows:

(viii)     commencing with the Fiscal Quarter ending June 30, 2018, any sums included in Consolidated Net Income to the extent such amounts were previously included for the Fiscal Quarter ended March 31, 2018 pursuant to clause (b)(xii) above.

(a)
The definition of “Commitment Reduction Amount” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

“Commitment Reduction Amount” means (a) with respect to any reduction of the Revolving Credit Facility required by Section 2.06(b) related to a Prepayment Event under clause (a) of the definition thereof, the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment (including any amount that may be retained by the Borrower pursuant to Section 2.05(b)(iv)), provided that (i) the Net Cash Proceeds received from the China JV sale shall not be deemed to be included in this definition of “Commitment Reduction Amount,” ~~and~~ (ii) the Net Cash Proceeds received after the Amendment No. 6 Effective Date in connection with Prepayment Events on account of Recovery Events shall be excluded from “Commitment Reduction Amount” and (iii) only 65% of the first $100,000,000 of the Net Cash Proceeds received after the Amendment No. 6 Effective Date in connection with Prepayment Events on account of Asset Sales shall be deemed to be included in this definition of “Commitment Reduction Amount,” and (b) with respect to each Commitment Reduction Event, an amount equal to 50% of the aggregate principal amount of the incurrence of Indebtedness giving rise to such Commitment Reduction Event.

(b)	Section 7.19 (Additional Charges) of the Credit Agreement shall be amended and restated in its entirety as follows:

7.19    Additional Charges. Commencing with the quarter ending June 30, 2018, the Borrower shall not permit the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with the Vølund Projects contracts with the counterparties listed on Exhibit B to Amendment No. 5 to exceed $15,000,000, net of, to the extent such amounts are included in Consolidated Net Income, the dollar amounts of any contractual bonuses, liquidated damages relief, insurance recoveries, legal settlements, any other customer or vendor recoveries and other similar items in connection with the Vølund Projects, provided that any amounts that are permitted be included in calculating EBITDA pursuant to clause (b)(xii) of the definition thereof shall not be netted against such costs, expenses, losses and/or reductions.

(g)	Section 7.04 (Asset Sales) of the Credit Agreement shall be amended by:

(iv)	deleting the word “and” after current clause (m) thereof;

(v)	deleting the period and inserting “;” after current clause (n) thereof;

(vi)	inserting new clause (o) to read in its entirety as follows:

(o) the sale of Selected Assets at Fair Market Value and in accordance with the Plan and the Orion Plan on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent and the Required Lenders; provided that (1) the terms and conditions of the documentation relating to such Asset Sales shall be satisfactory to the Required Lenders and the Administrative Agent and (2) to the extent that such documentation is satisfactory, the parties hereto agree to revisit covenants set forth in Sections 7.16(a) and (b), taking into account the EBITDA associated with the Selected Assets being sold and the application of the sale proceeds thereof

3.	Limited Waiver

(a)Subject to the terms and conditions herein set forth and in reliance upon the Loan Parties’ representations, acknowledgments, agreements and warranties herein contained, including, without limitation, the satisfaction of the conditions precedent described in Section 5 herein, the Administrative Agent and the Lenders agree that during the Waiver Period, (i) the Non-Compliance Events are waived and (ii) no interest at the Default Rate will be charged, accrued or paid in respect of any Non-Compliance Event, and any such amount accrued or charged prior to the Waiver period is waived. The Administrative Agent’s and the Lenders’ agreement to waive the Non-Compliance Events is temporary and limited in nature and shall not be deemed: (i) to preclude or prevent the Administrative Agent, the Lenders and/or any other Secured Party from exercising any rights and remedies under the Loan Documents, applicable law or otherwise arising on account of (A) any Default or Event of Default (other than in respect of the Non-Compliance Events) or (B) the Non-Compliance Events to the extent still existing after the Waiver Period; (ii) to effect any amendment of the Credit Agreement or any of the other Loan Documents, all of which shall remain in full force and effect in accordance with their respective terms; (iii) to constitute a waiver of any other Default or Event of Default (whether now existing or hereafter occurring) or any term or provision of the Credit Agreement or any of the other Loan Documents other than the waivers contained in the first sentence of this clause (a); or (iv) to establish a custom or course of dealing among the Borrower, any other Loan Party and the Administrative Agent, the Lenders and/or any other Secured Party. Notwithstanding the above, the waiver provided in the first sentence of this Section 3(a) shall be permanent upon the consummation of the Recapitalization Transaction.
(b)The Recitals to this Agreement are hereby incorporated by reference as fully set forth herein and the Loan Parties represent, warrant, and acknowledge that such Recitals are true and correct.
(c)The temporary waiver of the Non-Compliance Events shall terminate upon the occurrence of any one or more of the following events (each, a “Waiver Termination Event”):

(i)
Any Loan Party repudiates or asserts a defense to any obligation or liability under this Agreement, the Credit Agreement or any other Loan Document or makes or pursues a claim against the Administrative Agent or any Lender; and/or

(ii)	Any Loan Party fails to observe or perform any of its agreements, conditions or undertakings set forth in this Agreement; and/or

(iii)
The occurrence or existence of any Event of Default under the Credit Agreement or any other Loan Document (except with respect to the Non-Compliance Events), or any breach or default by any Loan Party of any term, covenant, condition, representation or warranty set forth in this Amendment, in each case, whether now existing or hereafter occurring; and/or

(iv)
Any representation, warranty or statement of any Loan Party contained herein or in any financial statements (other than with respect to any projections or forward looking financial information, to the extent such information was prepared in good faith) of any Loan Party provided to the Administrative Agent and/or the Lenders in connection herewith shall have been false or incorrect in any material respect (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in any respect); and/or

(v)
The release of the Secured Parties set forth below is alleged to be invalid or unenforceable by any claim or proceeding initiated or commenced in favor of, through, or by any Loan Party or any other Person;

(vi)
The Borrower amends, supplements, waives or otherwise modifies (or permits the amendment, supplement or other modification of) the Equity Backstop Commitment Letter or consents to the assignment of any obligations of Vintage Capital Management, LLC or B. Riley Financial, Inc. set forth therein without the prior written consent of the Administrative Agent and the Required Lenders;

(vii)
Vintage Capital Management, LLC or B. Riley Financial, Inc. (as applicable) amends, supplements, modifies, terminates, breaches, defaults under, or fails to perform the Equity Backstop Commitment Letter or seeks to assign to any other party any obligations set forth therein without the prior written consent of the Administrative Agent and the Required Lenders; provided further that time is of the essence with respect to Vintage Capital Management, LLC’s and B. Riley Financial Inc.’s obligations under the Equity Backstop Commitment Letter;

(viii)	The consummation of the Recapitalization Transaction; and/or

(ix)	5:00 p.m. (New York City time) on May 22, 2018.
Notwithstanding any provision of the Credit Agreement, this Agreement or any other Loan Document to the contrary, upon the occurrence of a Waiver Termination Event, the Administrative Agent and/or the Required Lenders may, at their option, terminate the Waiver Period (provided that upon the occurrence of any of the Waiver Termination Events set forth in clauses (vi), (vii), (viii) and (ix), the Waiver Period shall automatically terminate) and, at their option and without notice to the Borrower or any other Loan Party except as otherwise required by the Loan Documents, exercise any and all rights and remedies pursuant to the Loan Documents or applicable law as a result of the existence of the Non-Compliance Events or any Other Default in such manner as the Administrative Agent and/or the Required Lenders in their sole and exclusive discretion determine.

4.	Additional Agreements and Acknowledgments

(a)    The Loan Parties acknowledge and agree that, during the Waiver Period, the Administrative Agent and the Lenders have no obligation to make additional loans or otherwise extend additional credit, including without limitation, any obligation to make or fund any additional Revolving Credit Loans (or otherwise honor any Request for Credit Extension or any unfunded or undrawn Commitments), make or fund any Swing Line Loan or issue any additional Letters of Credit (and each L/C Issuer shall under no circumstances be obligated to amend, renew, extend or otherwise modify any outstanding Letter of Credit in any way), to or for the benefit of the Borrower or the other Loan Parties under the Loan Documents or otherwise. Notwithstanding the foregoing, the Administrative Agent and the Lenders agree to make Revolving Credit Loans and purchase participations in L/C Obligations during the Waiver Period, provided that (x) the aggregate amount of L/C Credit Extensions (excluding L/C Credit Extensions that solely extend the expiry date of the applicable Letter of Credit) made during the Waiver Period shall not exceed $20,000,000 (plus any decrease in L/C Obligations since the Amendment No. 6 Effective Date) and (y) the aggregate principal of Revolving Credit Loans outstanding shall not exceed $220,000,000, and each such extension of credit shall be made, in each case, subject to the terms and conditions of Section 2.01 and Section 4.03 of the Credit Agreement (provided that (i) Section 4.03(b), 5.11(b) and 5.11(c) shall each be deemed to contain an exception with respect to the Non-Compliance Events, (ii) Section 4.03(e) shall be deemed satisfied, in each case for purposes of making Credit Extensions during the Waiver Period and (iii) the Request for Credit Extension submitted pursuant to Section 4.03(c) shall, during the Waiver Period, include a representation and warranty by the Borrower that (x) the aggregate amount of L/C Credit Extensions (excluding L/C Credit Extensions that solely extend the expiry date of the applicable Letter of Credit) made during the Waiver Period (after giving effect to the L/C Credit Extensions being requested in such Request for Credit Extension) does not, and shall not, exceed $20,000,000 (plus any decrease in L/C Obligations since the Amendment No. 6 Effective Date) and (y) the aggregate principal amount of Revolving Credit Loans outstanding does not, and shall not, exceed $220,000,000, in each case, after giving effect to the Credit Extension being requested in such Request for Credit Extension.
(b)    The Loan Parties acknowledge and agree that, following a Waiver Termination Event, the Administrative Agent and the Lenders have no obligation to make additional loans or otherwise extend additional credit, including without limitation, any obligation to make or fund any additional Revolving Credit Loans (or otherwise honor any Request for Credit Extension or any unfunded or undrawn Commitments), make or fund any Swing Line Loan or issue any additional Letters of Credit (and each L/C Issuer shall under no circumstances be obligated to amend, renew, extend or otherwise modify any outstanding Letter of Credit in any way), to or for the benefit of the Borrower or the other Loan Parties under the Loan Documents or otherwise, in the event that any Default or Event of Default (including any Non-Compliance Events) has occurred and is continuing and that any Credit Extension made following the Waiver Period shall be subject, in each case, to each of the terms and conditions of Section 2.01 and Section 4.03 of the Credit Agreement.
(c)    The Borrower and the other Loan Parties shall promptly provide the Administrative Agent and advisors to the Lenders with any information (financial or otherwise) that the Administrative Agent or advisors to the Lenders reasonably request, including, without limitation, projections, forecasts, budgets and information regarding liquidity, cash flow, proposed financing activities (equity or debt) and proposed corporate transactions (including, any contemplated sales or mergers); provided, that the Borrower shall notify the Administrative Agent whether or not such information constitutes material non-public information. Without any requirement of prior request, the Borrower and other Loan Parties shall promptly notify the

Administrative Agent and the advisors to the Lenders of the occurrence of any Waiver Termination Event, the failure to satisfy a condition precedent or other material breach under this Amendment.
(d)    The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Lender who consented to this Agreement by executing and delivering to the Administrative Agent a signature page hereto prior to the Amendment No. 6 Effective Date, an amendment fee equal to (i) 25 basis points (0.25%) of the portion of the Revolving Credit Facility held by such Lender as of the Amendment No. 6 Effective Date of which (A) 10bps (0.10%) is payable in immediately available funds upon the Amendment No. 6 Effective Date (the fees under this Section 4(d)(i)(A), the “Effective Date Amendment Fees”) and (B) 15bps (0.15%) is earned upon the Amendment No. 6 Effective Date and payable on the last day of the Availability Period and (ii) 400 basis points (4.00%) of the portion of the Revolving Credit Facility held by such Lender as of the Amendment No. 6 Effective Date (the fees under this Section 4(d)(ii), the “Other Amendment Fees”), which shall be fully earned on the date hereof and payable on the last day of the Availability Period, provided, that the Other Amendment Fee shall be waived upon the consummation of the Recapitalization Transaction.
(e)    The Borrower hereby acknowledges and agrees that the Administrative Agent or its counsel, Freshfields Bruckhaus Deringer US LLP (the “Agent’s Legal Advisor”), may retain a consultant (the “Engineering Consultant”) to (i) review the Templeborough, Margam, Teesside, and Dunbar projects (the “Specified Projects”) contracts and (ii) conduct an analysis of the costs to complete the Specified Projects, the viability of the proposed timeline of the Specified Projects and such other matters as the Administrative Agent may from time to time reasonably request. The Borrower and each other Loan Party agrees to cooperate, and cause its respective Subsidiaries to cooperate, with the Engineering Consultant in the performance of its duties and affirms the Borrower’s obligations to reimburse the Administrative Agent for such expenses. The Borrower shall pay all outstanding fees, costs and expenses due to the Engineering Consultant within 3 Business Days of receiving the applicable invoice.

(f)    As soon as commercially reasonable and in no event later than May 22, 2018 (subject to an extension in the reasonable discretion of the Administrative Agent), the Borrower shall deliver an executed Joinder Agreement to the Guaranty or other guaranty or equivalent documentation satisfactory to the Administrative Agent and security interest in substantially all of the assets (subject to exceptions to be agreed between the Borrower and the Agent) with respect to B&W Power Generation Group Canada Corp., MEGTEC TurboSonic Inc., and B&W de Monterrey, S.A. de C.V.

(g)    Each of the Borrower and the other Loan Parties hereby jointly and severally agrees, on demand, to reimburse the Administrative Agent and the Lenders for all reasonable and out-of-pocket costs and expenses of the Administrative Agent and the Lenders related to or in connection with this Amendment and any documents, agreements or instruments referred to herein, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent’s Legal Advisor, FTI, and any consultants, including any engineering consultant, attorneys or other professionals retained by the Administrative Agent and/or the Lenders in connection with the Loan Documents, including without limitation, in connection with (i) the negotiation and preparation of this Amendment, the enforcement of their rights and remedies under this Amendment, and (ii) the negotiation, documentation and analysis related to any “work out,” amendment to the Credit

Agreement, or restructuring of the Obligations, or any of the Loan Documents (in each case, whether or not incurred prior to the date of this Amendment). All such fees, costs and expenses shall constitute Obligations under the Credit Agreement secured by the Collateral under the Security Instruments. Nothing in this Amendment shall be intended or construed to hold the Administrative Agent, the Lenders or any other Secured Party liable or responsible for any expense, liability or obligation of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Loan Parties).
(h)    The “Waiver Period” as defined in Amendment No. 5 shall be deemed terminated upon the effectiveness hereof.
(i)    The Borrower, the Agent, and the Required Lenders agree to negotiate in good faith modifications to (i) clause (e) of Section 7.03 (Investments) to limit the amount of Investments made by any Loan Party in any Foreign Subsidiary and (ii) clause (h) of Section 7.04 (Asset Sales), clause (b) of Section 7.05 (Restricted Payments), and clauses (a) and (b) of Section 7.06 (Fundamental Changes) to limit certain transactions with Foreign Security Providers; provided that the Borrower shall not, and shall cause its Subsidiaries not to, engage in any transactions with respect to its Foreign Subsidiaries outside of the ordinary course of business or outside of past practice prior to the effectiveness of such modifications.
(j)    The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 4 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.

5.	Effectiveness; Conditions Precedent.
The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 6 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	counterparts of this Amendment executed by the Loan Parties and the Required Lenders;

(ii)
a copy of a duly executed amended and restated Equity Backstop Commitment Letter, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, pursuant to which Equity Backstop Commitment Letter (A) the Borrower shall receive gross cash proceeds of at least $245,000,000 and (B) such proceeds shall be used to effect a Discharge of the Second Priority Obligations, with the remainder to be retained by the Borrower and its Subsidiaries for working capital purposes.

(iii)
such documentation and other information as has been reasonably requested by the Administrative Agent with respect to Foreign Security Providers, including (A) any information requested with respect to B&W Power Generation Group Canada Corp., MEGTEC TurboSonic Inc., and B&W de Monterrey, S.A. de C.V. and any other proposed Foreign Security Provider and (B) the insurance policies of the Foreign Subsidiaries;

(iv)
a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 6 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist (other than any Non-Compliance Events), or would result from the occurrence of the Amendment No. 6 Effective Date and (C) that since December 31, 2016, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect;

(v)	a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent;

(vi)
satisfactory opinions of each of Loan Parties’ counsels regarding due execution, enforceability and non-contravention of law, in form and substance satisfactory to the Administrative Agent (and consistent in scope with the prior opinion delivered by the Loan Parties’ counsel to the Administrative Agent in connection with Amendment No. 5 (with respect to the opinion of Baker Botts LLP) or Amendment No. 3 (with respect to the opinions of Jones Day and Beck, Chaet, Bamberger & Polsky, S.C., which opinions shall also retroactively cover the above described scope with respect to Amendment No. 5).

(b)
without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Lenders, including on account of Agent’s Legal Advisor and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 6 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced);

(c)	the Administrative Agent shall have received on account of each Lender that consents to this Amendment, the Effective Date Amendment Fees; and

(d)	each of the representations and warranties made by the Borrower in Section 6 hereof shall be true and correct.
The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 5, promptly provide written notice to the Borrower and the Lenders of the effectiveness of this Amendment.

6.	Representations and Warranties.

In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default exists (other than any Non-Compliance Events);

(b)
the representations and warranties contained in the Credit Agreement (as amended hereby) are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)
the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)
this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(f)
as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

7.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.
By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(a)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(b)
expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(c)
to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(d)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(e)
acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in section 547 of the Bankruptcy Code).

8.	Releases; Waivers.

(a)By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9.
(b)By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

9.	Entire Agreement.
This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Sections 1 and 2 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

10.	Full Force and Effect of Credit Agreement.
This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

11.	Counterparts; Effectiveness.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

12.	Governing Law; Jurisdiction; Waiver of Jury Trial.

THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated by herein by this reference.

13.	Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.	References.
All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

15.	Successors and Assigns.
This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

16.	Lender Acknowledgment.
Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 6 Effective Date specifying its objection thereto.

17.	Amendments.

This Amendment may be amended, supplemented or otherwise modified only by a written agreement signed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders and none of the provisions hereof may be waived without the prior written consent of the Administrative Agent and the Required Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BABCOCK & WILCOX ENTERPRISES, INC.

By: /s/ Orville Lunking
Name: Orville Lunking
Title:    Vice President & Treasurer

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

Acknowledged and Agreed for purposes of Sections 1, 2, 4, 7, 8 and 10 of the Amendment:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, LLC
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX MEGTEC HOLDINGS, INC.
BABCOCK & WILCOX MEGTEC, LLC
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX UNIVERSAL, INC.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.
DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

EBENSBURG ENERGY, LLC
MEGTEC ENERGY & ENVIRONMENTAL LLC
MEGTEC INDIA HOLDINGS, LLC
MEGTEC SYSTEMS AUSTRALIA INC.
MEGTEC TURBOSONIC TECHNOLOGIES, INC.
MTS ASIA, INC.
O&M HOLDING COMPANY
PALM BEACH RESOURCE RECOVERY CORPORATION
POWER SYSTEMS OPERATIONS, INC.
SOFCO EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY
UNIVERSAL AET HOLDINGS, LLC
UNIVERSAL SILENCER MEXICO II, LLC
UNIVERSAL SILENCER MEXICO, LLC

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER,             LLC, as General Partner

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

Lenders:

BANK OF AMERICA, N.A., As Lender and Swing Line Lender

By: /s/ Stefanie Tanwar
Name: Stefanie Tanwar
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

The Northern Trust Co., as Lender
By: /s/ Robert P. Veltman
Name: Robert P. Veltman
Title: VP

Whitney Bank, as Lender
By: /s/ Erik K. Sander
Name: Erik K. Sander
Title: Vice President

PNC Bank, National Association, as Lender
By: /s/ Mark Starnes
Name: Mark Starnes
Title: Vice President

JPMorgan Chase Bank, N.A., as Lender
By: /s/ Patricia S. Carpen
Name: Patricia S. Carpen
Title: Executive Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

Wells Fargo Bank, NA., as Lender
By: /s/ Reginald T. Dawson
Name: Reginald T. Dawson
Title: Senior Vice President

TD Bank, N.A., as Lender
By: /s/ Bethany Bultenhuys
Name: Bethany Bultenhuys
Title: Vice President

COMPASS BANK dba BBVA COMPASS, as Lender
By: /s/ Bruce Bingham
Name: Bruce Bingham
Title: Vice President

UniCredit AG New York Branch, as Lender
By: /s/ Michael D. Novellino
Name: Michael D. Novellino
Title: Director
By: /s/ Scott Obeck
Name: Scott Obeck
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

THE BANK OF NOVA SCOTIA, as Lender
By: /s/ Justin L. Mitges
Name: Justin L. Mitges
Title: Senior Manager
By: /s/ Rocco Fabiano
Name: Rocco Fabiano
Title: Vice President

Citizens Bank of Pennsylvania, as Lender
By: /s/ Edward Jennings
Name: Edward Jennings
Title: Vice President

BNP PARIBAS, as Lender
By: /s/ Joseph Mack
Name: Joseph Mack
Title: Vice President
By: /s/ Mary-Ann Wong
Name: Mary-Ann Wong
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 6 to Credit Agreement
Signature Page]

Exhibit A – Non-Compliance Events

1.          Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.16(a) of the Credit Agreement to maintain an Interest Coverage Ratio greater than or equal to 1.00 to 1.00 as of the Fiscal Quarter ended December 31, 2017.

2.          Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.16(b) of the Credit Agreement to maintain a Leverage Ratio less than or equal to 8.50 to 1.00 as of the Fiscal Quarter ended December 31, 2017.

3.    Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.16(a) of the Credit Agreement to maintain an Interest Coverage Ratio greater than or equal to 1.00 to 1.00 as of the Fiscal Quarter ending March 31, 2018.

4.    Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.16(b) of the Credit Agreement to maintain a Leverage Ratio less than or equal to 8.50 to 1.00 as of the Fiscal Quarter ending March 31, 2018.

5.    Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower’s failure under Section 7.19 of the Credit Agreement to not permit the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with certain Vølund Project contracts to exceed $25,000,000 on a cumulative basis.

6.    Any Event of Default under Section 8.01(d) of the Credit Agreement resulting from the Borrower receiving a going concern qualification in non-compliance with Section 6.01(b) of the Credit Agreement.

7.    Any Event of Default under Section 8.01(e) of the Credit Agreement resulting from the occurrence of any of the Events of Default under the Second Lien Credit Agreement or any acceleration of the obligations under the Second Lien Credit Agreement as a result of any such Event of Default.

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